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                                BELDEN, INC.

                   AMENDMENT TO LONG-TERM INCENTIVE PLAN


This Amendment to Long-Term Incentive Plan is effective as of the first day of May, 1997.

WHEREAS, Belden Inc. (the "Company") has in place a Long-Term Incentive Plan (the "Plan") for certain employees of the Company and its subsidiaries, which is designed to encourage such employees to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders;

WHEREAS, the Board of Directors of the Company and a majority of the shareholders of the Company have approved an increase in the reserve of shares available for awards under the Plan by 1,300,000 shares;

NOW, THEREFORE, the first sentence in Section 5.1 of the Plan is revised to read as follows: "The aggregate number of shares of Common Stock available for grants of Awards under the Plan shall be 2,600,00, subject to the adjustments provided for in Section 15 hereof."

In all other respects the Plan shall remain in full force an effect.